DEAN HELLER
        Secretary of State
        204 North Carson Street, Suite 1
        Carson City, Nevada 89701-4299                      Entity #
        (775) 684-5708                                      C7569-1994
        Website: secretaryofstate.biz                       Document #
                                                            20050242017-33
   ___________________________________
  |                                   |                     Date Filed:
  |Certificate of Amendment           |                     6/21/200 12:30:23 PM
  |(PURSUANT to NRS 78.385 and 78.390)|                     In the office of
  |___________________________________|

                                                            Dean Heller
                                                            Secretary of State
Important: Read attached instructions before completing form

                                           ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: GTC Telecom Corp.


2. The articles have been amended as follows (provide article numbers, if available):

Paragraph 1 of Article IV is amended as follows:

"The capital stock of the Corporation shall consist of 100,000,000 shares of Common Stock, $0.001 Per Value and 10,000,000 shares of preferred stock, $0.001 per value."

The remainder of Article IV remains unchanged.




3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of Incorporation have voted in favor of the amendment is: 20,188,545

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Gerald A. DeCiccio, CFO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include and of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule

                              Nevada Secretary of state AM 78.385 Amend 200
                                                       Revised on: 11/03/03